Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
Registration No. 333-156556

December 30, 2010

PROSPECTUS SUPPLEMENT NO. 32

5,929,212 SHARES OF COMMON STOCK

ANTIGENICS INC.

This prospectus supplement amends the prospectus dated March 18, 2009 (as supplemented on April 15, 2009, April 17, 2009, April 22, 2009, April 27, 2009, May 4, 2009, May 11, 2009, May 27, 2009, June 4, 2009, June 8, 2009, June 9, 2009, June 11, 2009, June 15, 2009, July 7, 2009, July 15, 2009, August 3, 2009, August 5, 2009, September 11, 2009, September 18, 2009, November 12, 2009, January 5, 2010, March 1, 2010, March 25, 2010, April 26, 2010, May 11, 2010, May 18, 2010, July 23, 2010, August 9, 2010, August 25, 2010, November 3, 2010, and November 10, 2010) that relates to the issuance of up to 5,929,212 shares of our common stock, par value $0.01 per share (“common stock”), issuable upon the conversion of 5,250 shares of Series B2 Convertible Preferred Stock, par value $0.01 per share (“Series B2 Convertible Preferred Stock”). If the shares of Series B2 Convertible Preferred Stock are converted through payment of cash consideration, if at all, we will receive the cash from such conversion.

This prospectus supplement is being filed to include the information set forth in the Current Reports on Form 8-K filed on December 28, 2010, December 17, 2010, December 14, 2010, December 13, 2010, November 22, 2010, and September 21, 2010 which are set forth below. This prospectus supplement should be read in conjunction with the prospectus dated March 18, 2009, Prospectus Supplement No. 1 dated April 15, 2009, Prospectus Supplement No. 2 dated April 17, 2009, Prospectus Supplement No. 3 dated April 22, 2009, Prospectus Supplement No. 4 dated April 27, 2009, Prospectus Supplement No. 5 dated May 4, 2009, Prospectus Supplement No. 6 dated May 11, 2009, Prospectus Supplement No. 7 dated May 27, 2009, Prospectus Supplement No. 8 dated June 4, 2009, Prospectus Supplement No. 9 dated June 8, 2009, Prospectus Supplement No. 10 dated June 9, 2009, Prospectus Supplement No. 11 dated June 11, 2009, Prospectus Supplement No. 12 dated June 15, 2009, Prospectus Supplement No. 13 dated July 7, 2009, Prospectus Supplement No. 14 dated July 15, 2009, Prospectus Supplement No. 15 dated August 3, 2009, Prospectus Supplement No. 16 dated August 5, 2009, Prospectus Supplement No. 17 dated September 11, 2009, Prospectus Supplement No. 18 dated September 18, 2009, Prospectus Supplement No. 19 dated November 12, 2009, Prospectus Supplement No. 20 dated January 5, 2010, Prospectus Supplement No. 21 dated March 1, 2010, Prospectus Supplement No. 23 dated March 25, 2010, Prospectus Supplement No. 24 dated April 26, 2010, Prospectus Supplement No. 25 dated May 11, 2010, Prospectus Supplement No. 26 dated May 18, 2010, Prospectus Supplement No. 27 dated July 23, 2010, Prospectus Supplement No. 28 dated August 9, 2010, Prospectus Supplement No. 29 dated August 25, 2010, Prospectus Supplement No. 30 dated November 3, 2010, and Prospectus Supplement No. 31 dated November 10, 2010 which are to be delivered with this prospectus supplement.

Our common stock is quoted on The NASDAQ Capital Market (“NASDAQ”) under the ticker symbol “AGEN.” On December 29, 2010, the last reported closing price per share of our common stock was $1.03 per share.

Investing in our securities involves a high degree of risk. Before investing in any of our securities, you should read the discussion of material risks in investing in our common stock. See “Risk Factors” on page 1 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS SUPPLEMENT NO. 32 IS DECEMBER 30, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 28, 2010

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2010, Antigenics Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Ingalls & Snyder Value Partners L.P. (“Ingalls”), holder of an aggregate principal amount of $8,047,000 of the Company’s 5.25% convertible senior notes due February 2025 (the “Bonds”), to issue 7,500,000 shares of the Company’s common stock, par value $0.01 (the “Shares”) in exchange for cancellation of the Bonds, including accrued and unpaid interest.

On December 28, 2010, the Company entered into an agreement (the “Eighth Amendment of Rights Agreement”) with Ingalls, as the majority holder of the Company’s Senior Secured Convertible Notes issued on October 30, 2006 (the “2006 Notes”). The Eighth Amendment of Rights Agreement amended the definition of an Event of Default under the 2006 Notes to exclude the redemption and repurchase of the Bonds, along with accrued but unpaid interest, in exchange for the Shares and excludes the issuance of the Company’s common stock in connection with the Agreement from the definition of a Dilutive Issuance.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, the Company will issue the Shares to Ingalls in exchange for the Bonds. The Shares will not be registered under the Securities Act of 1933 (the “Act”). The Company will issue the Shares in a transaction exempt from the registration requirements of the Act by virtue of the exemption provided for in Section 3(a)(9) of the Act for securities exchanged by the issuer with an existing security holder. No commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. Please see the discussion under Item 1.01 of this Current Report on Form 8-K for additional information regarding the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: December 28, 2010	By:	/s/ SHALINI SHARP
Shalini Sharp Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

December 14, 2010

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2010, Antigenics Inc., (the “Company”) completed the offering of its shares to Investors as described in its Current Report on Form 8-K filed on December 14, 2010, selling 3,199,451 shares of its common stock, $0.01 par value, for proceeds of $2,879,506. The Investors also have an option to acquire up to an additional 639,890 shares for an aggregate purchase price of $575,901 for a period of 90 days.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2010, the Company entered into amended employment agreements with Dr. Armen, Ms. Sharp, Ms. Valentine and Ms. Wentworth. Among other matters, the amendments (i) fix the timing of payments following a termination of employment and (ii) clarify the provisions permitting a resignation for “good reason” or for reduction in compensation work, by adding a time frame. In addition, the right to receive a reimbursement for certain excise taxes (tax gross-up) has been revised by adding a reference to the regulatory provisions regarding time and manner for such reimbursements. These changes were made to comply with Section 409A of the Internal Revenue Code and other recent regulatory changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: December 17, 2010	By:	/s/ SHALINI SHARP
Shalini Sharp
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

December 13, 2010

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 13, 2010, the Company entered into Subscription Agreements with Investors whereby the Investors will purchase from the Company and the Company will issue and sell to the Investors, 3,199,451 shares of the Company’s common stock, $0.01 par value, for the aggregate purchase price of $2,911,500. Additionally, within 90 calendar days of the date of the Subscription Agreements, the Investors shall have the right and option to purchase up to an additional 639,890 shares of the Company’s common stock, $0.01 par value, for the aggregate purchase price of up to $582,300. The offering and sale of these common shares are being made pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-164481), including a Prospectus Supplement dated December 13, 2010, each filed by the Company with the Securities and Exchange Commission. A Form of Subscription Agreement is filed herewith as Exhibit 10.1, and an opinion and a consent from Choate Hall & Stewart LLP are filed herewith as Exhibits 5.1 and 23.1, respectively.

On December 13, 2010, the Company entered into an agreement (the “Seventh Amendment of Rights Agreement”) with Ingalls & Snyder Value Partners L.P. (“Ingalls”), the majority holder of the Company’s Senior Secured Convertible Notes issued on October 30, 2006 (the “2006 Notes”). The Seventh Amendment of Rights Agreement amended Section 7(a) of the 2006 Notes, as amended, by excluding the issuance of the Company’s common stock in connection with the Subscription Agreements from the definition of a Dilutive Issuance.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2010, the Board of Directors of Antigenics Inc. approved Amendment Number Four to Antigenics Inc. Directors’ Deferred Compensation Plan (the “Amendment”). These changes were made to comply with Section 409A of the Internal Revenue Code and other recent regulatory changes. A copy of the Amendment is filed herewith as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: December 14, 2010	By:	SHALINI SHARP
Shalini Sharp
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Choate, Hall & Stewart LLP, dated December 13, 2010

10.1	Form of Subscription Agreement

10.2	Amendment Number Four to Antigenics Inc. Directors’ Deferred Compensation Plan, dated December 9, 2010.

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1)

EXHIBIT 5.1

LETTERHEAD OF CHOATE, HALL & STEWART LLP

December 13, 2010

Antigenics Inc.

3 Forbes Road

Lexington, MA 02421-7305

Ladies and Gentlemen:

We have served as counsel to Antigenics Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Prospectus Supplement dated December 13, 2010 to the Prospectus dated February 3, 2010 (together, the “Prospectus”) relating to the offer and sale by the Company, pursuant to a subscription agreement dated December 13, 2010 between the Company and the purchasers named therein (the “Subscription Agreement”), of up to 3,839,341 shares of Common Stock, par value $0.01 per share (the “Common Shares”). The Prospectus forms part of a registration statement on Form S-3 (Registration No. 333-164481) (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that the Common Shares to be sold to the purchasers, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

Antigenics Inc.

December 13, 2010

This opinion is limited to the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution) and the federal laws of the United States of America. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

This opinion is limited to the matters expressly set forth herein. This opinion is given and speaks only as of the date hereof and is limited to our knowledge of the facts and the laws, statutes, rules and regulations, and judicial and administrative interpretations thereof, as currently in effect, and assumes no event will take place in the future which will affect the opinions set forth herein. These are all subject to change, possibly with retroactive effect. We assume no obligation to advise any party of changes of any kind that may hereafter be brought to our attention, even if such changes would affect our opinion, or to update or supplement this opinion after the date hereof.

Very truly yours,

/s/ CHOATE, HALL & STEWART LLP

EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

Antigenics Inc.

3 Forbes Road

Lexington, MA 02421-7305

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Antigenics Inc., a Delaware corporation (the “Company”), as follows:

1. This Subscription Agreement, including the Terms and Conditions for Purchase of Shares attached hereto as Annex I (collectively, this “Agreement”), is made as of the date set forth below between the Company and the Investor.

2. The Company represents and warrants that it has authorized the sale and issuance to one or more investors of up to an aggregate of Three Million Eight Hundred Thirty-Nine Thousand Three Hundred Forty-One (3,839,341) shares (the “Shares”) of its Common Stock, par value $0.01 per share (the “Common Stock”) for a purchase price of $0.91 per share (the “Purchase Price”).

3. The Company represents and warrants that the offering and sale of the Shares (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 (Registration No. 333-164481) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Shares, the terms of the Offering and the Company, and (c) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that has been or will be (i) filed with the Commission, and (ii) delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor                      Shares (the “Initial Shares”) for the aggregate purchase price of                     . Additionally, within ninety (90) calendar days of the date of this Agreement, the Investor shall have the right and option to purchase up to an additional                      additional Shares (the “Optional Shares”) at the Purchase Price. Any election by the Investor to purchase Optional Shares may be exercised only by written notice (the “Election Notice”) from the Investor to the Company, setting forth the aggregate number of Optional Shares to be purchased and the Closing Date on which such Optional Shares are to be delivered, as mutually determined by the Investor and the Company, which shall not be earlier than two or later than ten business days after the date of such notice. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

5. The manner of settlement of the Shares purchased by the Investor shall be delivered either (i) by terms mutually agreeable between the Investor and Company or (ii) by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on each Closing Date using its DTC participant identification number, and released by American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. If the Investor opts for the Shares to be delivered by DWAC, no later than one (1) business day prior to each Closing Date, the Investor shall:

(I)	direct the broker-dealer at which the account or accounts to be credited with the Shares are maintained to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Shares, and

(II)	remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares to the following account:

Bank Name:

ABA #

Account Name:

Account Number:

FRB SF:

SWIFT Code:

6. The Investor represents that (a) it has had no material relationship within the past three years with the Company or persons known to it to be affiliates of the Company (exclusive of any investments by the Investor directly or indirectly in the Company’s securities), (b) it is not a FINRA member or an Associated Person of a FINRA member (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of each Closing, and (c) neither the Investor nor any group of investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

7. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any Issuer Free Writing Prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement by the Investor to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

8. No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.

[Remainder of Page Left Blank Intentionally. Signature Page Follows.]

Please confirm that the foregoing correctly sets forth the agreement between us by signing below.

Dated as of: December __, 2010

INVESTOR

By:

Print Name:

Title:

Address:

E-mail:
Phone:

Agreed and Accepted this __ day of December, 2010

ANTIGENICS INC.

By:
Name:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2. Agreement to Sell and Purchase the Shares.

2.1 At the initial and any subsequent Closing (as defined in Section 3.1 below), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, either (i) the Initial Shares, or (ii) the number of Optional Shares set forth in the Election Notice.

2.3 The Company confirms that neither it nor any other person acting on its behalf has provided the Investor or its respective agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Closings and Delivery of the Shares and Funds.

3.1 Closing. Each completion of the purchase and sale of the Shares (each, a “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and Investor. At each Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor either (i) the Initial Shares, or (ii) the number of Optional Shares set forth in the Election Notice registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the applicable Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2 Conditions to the Obligations of the Parties.

(a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the delivery by the Investor, in accordance with the provisions of this Agreement, of the purchase price for the Shares being purchased hereunder and (ii) the accuracy of the representations and warranties made by the Investor in this Agreement and the fulfillment of those undertakings of the Investor in this Agreement to be fulfilled prior to each Closing Date.

(b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares will be subject to (i) the delivery by the Company of the Shares in accordance with the provisions of this Agreement and (ii) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to each Closing Date.

3.3 Delivery of Funds. No later than one (1) business day prior to each Closing Date, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company:

Bank Name:

ABA #

Account Name:

Account Number:

FRB SF:

SWIFT Code:

Such funds shall be held in escrow by the Company until each Closing for the Shares upon the satisfaction of the conditions set forth in Section 3.2(b) hereof.

3.4 Delivery of Shares. If the Investor opts to have the Shares delivered via DWAC, prior to each Closing, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Initial Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing American Stock Transfer & Trust Company, the Company’s Transfer Agent, to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Company. At each Closing, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares either (i) pursuant to the information contained in the DWAC, or (ii) by such other method of delivery mutually agreeable by the Investor and the Company.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants (as of the date hereof) to, and agrees with, the Company that:

4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of each Closing Date, and (c) in connection with its decision to purchase the Shares, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2(a) No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required, and (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

4.3(a) The Investor is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation). The Investor’s execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Investor’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Investor is subject (including federal and state securities laws and regulations), or by which any property or asset of the Investor is bound or affected.

4.4 The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such independent legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5 Since the time at which the Company first contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any transactions involving the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). The Investor covenants that it will (i) maintain the confidentiality of all information acquired as a result of the transactions contemplated herein, and (ii) not engage in any purchases or sales of the securities of the Company (including Short Sales), in each case prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein, will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, and (iii) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Company, to:

Antigenics Inc.

Attention: General Counsel

3 Forbes Road

Lexington, MA 02421

Telephone: (781) 674-4400

with copies to:

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

Attention: William B. Asher, Jr.

Facsimile No.: (617) 248-5000

(b)	if to the Investor, at the address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction. Except as set forth below, no proceeding may be commenced, prosecuted or continued in any court other than the courts of Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereby consent to the jurisdiction of such courts and personal service with respect thereto. All parties hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. All parties agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon each party and may be enforced in any other courts in the jurisdiction of which a party is or may be subject, by suit upon such judgment.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Delivery of an executed counterpart by facsimile or portable document format (.pdf) shall be effective as delivery of a manually executed counterpart thereof.

12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to such Investor.

13. Disclosure. The Company and the Investor agree that, prior to the opening of the Nasdaq Capital Market in New York City on the business day immediately after the date hereof, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material information regarding the Offering and a form of this Agreement as an exhibit thereto. From and after the filing of such Current Report on Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered to the Investor by the Company in connection with the transactions contemplated by this Agreement and any other documents or agreements contemplated hereby or thereby.

14. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

EXHIBIT A

ANTIGENICS INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2. The relationship between the Investor and the registered holder listed in response to item 1 above:

3. The mailing address of the registered holder listed in response to item 1 above:

4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6. DTC Participant Number:

7. Name of Account at DTC Participant being credited with the Shares:

8. Account Number at DTC Participant being credited with the Shares:

9. EIN Number:

Exhibit 10.2

Amendment Number Four to

Antigenics Inc. Directors’ Deferred Compensation Plan

Effective December 9, 2010

WHEREAS, Antigenics Inc. (“Antigenics”) sponsors the Antigenics Inc. Directors’ Deferred Compensation Plan (the “Plan”) as a mechanism to allow those members of the Antigenics board of directors (the “Board”) who are neither officers nor employees of Antigenics (“Participants”) to defer all or a portion of their compensation for service as a member of the Board; and

WHEREAS, the intent of Antigenics is to comply with all applicable provisions of the Internal Revenue Code (the “Code”) so that the deferral of compensation by a Participant under the Plan will be effective for tax purposes and not result in any accelerated taxes or penalties, including tax or penalties as may be imposed under Code Section 409A; and

WHEREAS, certain provisions of the Plan may not be fully compliant with applicable regulations promulgated pursuant to Code Section 409A; and

WHEREAS, the Board has determined that an amendment to the Plan to bring it into compliance with Code Section 409A, consistent with the provisions for corrective amendment to such plans issued by the IRS (including most recently, IRS Notice 2010-6), is appropriate; and

WHEREAS, the right of Antigenics to amend the Plan has been reserved in Section 4.1 of the Plan, which right can be exercised by the Board; and

WHEREAS, the Board has approved this amendment to the Plan;

NOW, THEREFORE, the Plan is amended as follows:

1.	Section 3.1, regarding commencement of payment, is amended by the addition of the following sentence at the end thereof:

“Notwithstanding the foregoing, for purposes of this Section 3.1, “termination of service as a director” shall mean the participant’s “separation from service” as that phrase is used for purposes of Section 409A of the Internal Revenue Code (the “Code”) and as set forth in Treasury Regulations promulgated pursuant to Code Section 409A.”

2.	Section 3.8, regarding distributions on account of hardship, is amended by the addition of the following sentence at the end thereof:

“Notwithstanding the foregoing, this Section 3.8 shall be interpreted consistent with Treasury Regulations promulgated pursuant to Code Section 409A, so that a distribution shall only be permitted under this Section 3.8 if the facts and circumstances that would otherwise permit a distribution under this Section 3.8 also qualify as an “unforeseeable emergency” as that term is defined in Treasury Regulation Section 1.409A-3(i)(3), and the distribution shall only be made to the extent permitted under Treasury Regulation Section 1.409A-3(i)(3).

3.	Section 4.1, regarding amendment of the plan, is amended by the addition of the following sentence at the end thereof:

“Notwithstanding the foregoing, no amendment to the plan shall be made that has the effect of modifying the time at or the manner in which any payment would otherwise be made under the terms of the plan, except to the extent that such modification of the time or manner of payment is expressly permitted under Treasury Regulations promulgated under Code Section 409A.”

4.	Section 4.2, regarding termination of the plan, is amended and restated in its entirety, to read:

“4.2 Termination. Antigenics may terminate the plan at any time. Upon termination of the plan, no further deferrals shall be permitted, and distribution of amounts previously deferred shall be made under the terms of the plan as in effect without regard to the termination; provided, however, that Antigenics may accelerate payment of benefits upon the termination of the plan consistent with the provisions of Treasury Regulation Section 1.409A-3(j)(4)(ix) (regarding plan terminations and liquidations).

5.	In all other respects, the plan remains in full force and effect.

ANTIGENICS INC.

By:	/s/ Garo H. Armen

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

December 7, 2010

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 7, 2010, Antigenics Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Ingalls & Snyder Value Partners L.P. (“Ingalls”), holder of an aggregate principal amount of $8,048,000 of the Company’s 5.25% convertible senior notes due February 2025 (the “Bonds”), to repurchase the Bonds in exchange for an aggregate cash payment of $6,374,337.24 (the “Purchase Price”), including accrued and unpaid interest, and to cancel the Bonds.

On December 9, 2010, the Company entered into another agreement (the “Sixth Amendment of Rights Agreement”) with Ingalls, as the majority holder of the Company’s Senior Secured Convertible Notes issued on October 30, 2006 (the “2006 Notes”). The Sixth Amendment of Rights Agreement amended the definition of an Event of Default under the 2006 Notes to exclude the redemption and repurchase of the Bonds, along with accrued but unpaid interest, in exchange for the Purchase Price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: December 13, 2010	By:	SHALINI SHARP
Shalini Sharp
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

November 18, 2010

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2010, Antigenics Inc. (the “Company”) entered into separate Securities Exchange Agreements (the “Agreements”) with Bruce Fund Inc. and Professional Life and Casualty, holders of an aggregate principal amount of $1,500,000 of the Company’s 5.25% convertible senior notes due February 2025 (the “Bonds”), to issue 1,401,099 shares of the Company’s common stock, par value $0.01 (the “Shares”) in exchange for cancellation of the Bonds, including accrued and unpaid interest.

On November 18, 2010, the Company entered into an agreement (the “Fifth Amendment of Rights Agreement”) with Ingalls & Synder Value Partners L.P. (“Ingalls”), the majority holder of the Company’s Senior Secured Convertible Notes issued on October 30, 2006 (the “2006 Notes”). The Fifth Amendment of Rights Agreement amended the definition of an Event of Default under the 2006 Notes to exclude the redemption and repurchase of the Bonds, along with accrued but unpaid interest, in exchange for the Shares and waived certain anti-dilutive rights of the holders of the 2006 Notes upon the Company’s issuance and sale of the Shares.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 above, the Company will issue the Shares to Bruce Fund Inc. and Professional Life and Casualty in exchange for the Bonds. The Shares will not be registered under the Securities Act of 1933 (the “Act”). The Company will issue the Shares in a transaction exempt from the registration requirements of the Act by virtue of the exemption provided for in Section 3(a)(9) of the Act for securities exchanged by the issuer with an existing security holder. No commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. Please see the discussion under Item 1.01 of this Current Report on Form 8-K for additional information regarding the transaction.

Item 8.01 Other Events.

On November 18, 2010, the Company entered into a waiver agreement (the “Waiver”) with Ingalls, the majority holder of the Company’s Senior Secured Convertible Notes issued on October 30, 2006 (the “2006 Notes”), whereby Ingalls waived all of their rights under Sections 4 and 7(a) of the 2006 Notes with respect to the Company’s sale and issuance of common shares pursuant to an At Market Issuance Sales Agreement between the Company and McNicoll, Lewis & Vlak LLC and Wm Smith & Co. dated February 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.
Date: November 22, 2010
	By:	/s/ Shalini Sharp

Shalini Sharp
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 16, 2010

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year

On September 16, 2010, the Board of Directors of Antigenics Inc. (the “Company”) amended the Company’s Amended and Restated By-Laws (the “By-Laws”) in response to recent proxy access rules adopted by the SEC which require the Company to allow stockholders who meet specified eligibility criteria to include such stockholders’ nominees for election to the Company’s board of directors in the Company’s proxy materials. These changes include revisions to the By-Laws to clarify the timing associated with the stockholder nominee procedures in Section 7. Additional minor revisions were also made to the stockholder quorum standards in Section 10, as well as other minor updates and typographical revisions.

This summary of the amendments to the By-Laws is qualified by reference to the Fourth Amended and Restated By-Laws of Antigenics Inc., a copy of which is filed herewith as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

3.1	Fourth Amended and Restated By-Laws of Antigenics Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: September 21, 2010	By:	/s/ Garo H. Armen
Garo H. Armen
Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Fourth Amended and Restated By-Laws of Antigenics Inc.

Exhibit 3.1

FOURTH AMENDED AND RESTATED BY-LAWS

OF

ANTIGENICS INC.

Adopted by the Incorporator on November 10, 1999

Amended by the Board of Directors on March 14, 2002, on December 17, 2007, and on September 11, 2008, September 16, 2010

ARTICLE I

STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal office of the corporation or at such other place as may be named in the notice.

SECTION 2. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour and place as the directors or an officer designated by the directors may determine. If the annual meeting is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

SECTION 3. REMOTE COMMUNICATION. For the purposes of these by-laws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Boards of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.

SECTION 4. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the President or a majority of the Board of Directors.

SECTION 5. NOTICE OF MEETINGS. Except where some other notice is required by law or permitted, written notice of each meeting of stockholders, stating the place, date and hour thereof and the purposes for which the meeting is called, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting, shall be given by the Secretary under the direction of the Board of Directors or the President, not less than 10 nor more than 60 days before the date fixed for such meeting, to each stockholder of record entitled to vote at such meeting. Notice to stockholders may be given in writing or by electronic transmission. If given in writing, notice may be given personally to each stockholder or left at his or her residence or usual place of business or mailed postage prepaid and addressed to the stockholder at his or her address as it appears upon the records of the corporation. In case of the death, absence, incapacity or refusal of the Secretary, such notice may be given by a person designated either by the Secretary or by the person or persons calling the meeting or by the Board of Directors. A waiver of such notice in writing, signed by the person or persons entitled to said notice or waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission. Except as required by statute, notice of any adjourned meeting of the stockholders shall not be required. Any notice to stockholders given by the corporation shall be effective if given by a form of electronic transmission to which the stockholder to whom the notice is given has consented.

SECTION 6. RECORD DATE. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days before any other action to which such record date relates. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 7. NOMINATION OF DIRECTORS. Except where required by law or any stock exchange regulation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual or special meeting of stockholders. Nominations of persons for election as directors may be made only by or at the direction of the Board of Directors, or by any stockholder entitled to vote for the election of directors at the meeting in compliance with the notice procedures set forth in this Section 7. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Chairman of the Board, if any, the President or the Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation by the close of business on the Advance Notice Date. For the purposes of these by-laws, the “Advance Notice Date” shall be one of the following:

(a) in the case of an annual meeting only, the date 120 days prior to the anniversary of the date the company mailed its proxy statement for the prior year’s annual meeting, if (i) there was an annual meeting in the prior year and (ii) the date of the current year’s annual meeting is not more than 30 days before or after the anniversary date of the prior year’s annual meeting; or

(b) if clause (a) does not apply, the date 45 days prior to the date of the current year’s annual meeting or a special meeting if at least 60 days’ notice or prior public disclosure of the date of the current year’s annual meeting or the special meeting is given or made, or as specified by applicable law; or

(c) if neither clause (a) nor clause (b) applies, the date 15 days after the day on which notice of the date of the current year’s annual meeting or the special meeting was mailed or public disclosure was made.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock and other securities of the corporation that are beneficially owned by the person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person with respect to the corporation’s securities, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision thereto or which the corporation may reasonably require to determine the eligibility of the proposed nominee to serve as director of the corporation or whether such nominee would be independent under applicable regulations and the corporation’s corporate governance guidelines; and (b) as to the stockholder giving the notice and each Stockholder Associated Person, (i) the name and record address of such person, (ii) the class and number of securities of the corporation that are beneficially owned by such person, and (iii) any derivative positions held or beneficially held by the person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person, with respect to the corporation’s securities. In addition, such stockholder’s notice shall include information as to any material relationships, including financial transactions and compensation, between the stockholder and the proposed nominee. Any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the corporation upon the written request of the stockholder, and such completed questionnaire shall be submitted with the stockholder proponent’s notice.

For purposes of these by-laws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder who owns beneficially or of record any capital stock or other securities of the corporation and (ii) any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the corporation.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 8. ADVANCE NOTICE OF BUSINESS AT ANNUAL MEETINGS. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be brought properly before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the President or the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be brought properly before an annual meeting by a stockholder, whether through inclusion in the corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, or any successor provision thereto, or through the stockholder’s independent proxy solicitation, the stockholder must have given timely notice thereof in writing to the Chairman of the Board, if any, the President or the Secretary, and the business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation by the close of business on the Advance Notice Date as defined in Section 7 of Article I hereof. A stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of capital stock and other securities of the corporation that are beneficially owned by the stockholder and each Stockholder Association Person, (d) any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such stockholder or any Stockholder Associated Person with respect to the corporation’s securities and (e) any material interest, in, and any agreement or understanding with respect to, such business of the stockholder or any Stockholder Associated Person.

Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 8, provided, however, that nothing in this Section 8 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure, and if the chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 9. VOTING LIST. The officer who has charge of the stock ledger of the corporation shall make or have made, at least 10 days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

SECTION 10. QUORUM OF STOCKHOLDERS. At any meeting of the stockholders, the holders of a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting, present in person or represented by proxy, shall constitute a quorum for the consideration of such question, but in the absence of a quorum the stockholders entitled to vote there at, present in person or represented by proxy, may adjourn any meeting from time to time. A quorum, once established at a meeting, shall not be broken by a withdrawal of such number of votes to leave less than a quorum present. When a quorum is present at any meeting, a majority of the votes properly cast shall, except where a different vote is required by law, by the Certificate of Incorporation or by these by-laws, decide any question brought before such meeting. Any election of directors by stockholders shall be determined by a plurality of the vote cast by the stockholders entitled to vote at the election.

SECTION 11. PROXIES AND VOTING. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock held of record by such stockholder, but no proxy shall be voted or acted upon after 3 years from its date, unless said proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote unless in the transfer by the pledgor on the books of the corporation the pledgee shall have been expressly empowered to vote thereon, in which case only the pledgee or the pledgee’s proxy may represent said stock and vote thereon. Shares of the capital stock of the corporation belonging to the corporation or to another corporation, a majority of whose shares entitled to vote in the election of directors is owned by the corporation, shall neither be entitled to vote nor be counted for quorum purposes.

SECTION 12. CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order specified and if present and acting: the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice-President (and, in the event there be more than one person in any such office, in the order of their seniority), or, if none of the foregoing is in office and present and acting, a chairman designated by the Board of Directors or, in the absence of such designation, a chairman chosen by the stockholders at the meeting. The Secretary of the corporation, if present, or an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

The Board of Directors may adopt such rules, regulations and procedures for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgement of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation that are not by law required to be exercised by the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

SECTION 2. ELECTION. The directors shall be elected in the manner provided in the Certificate of Incorporation and these by-laws, by such stockholders as have the right to vote thereon.

SECTION 3. VACANCIES. Unless and until filled by the stockholders and except as otherwise determined by the Board of Directors in establishing a series of Preferred Stock as to directors elected by the holders of such series, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board and an unfilled vacancy resulting from the removal of any director, may be filled by vote of a majority of the directors then in office although less than a quorum, or by the sole remaining director. Each director so chosen to fill a vacancy shall serve for a term determined in the manner provided in the Certificate of Incorporation. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If at any time there are no directors in office, then an election of directors may be held in accordance with the General Corporation Law of the State of Delaware.

SECTION 4. RESIGNATION. Any director may resign at any time by notice given in writing or by electronic transmission to the corporation. Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Chairman of the Board, if any, the President or the Secretary.

SECTION 5. REMOVAL. Directors may be removed from office only as provided under applicable law. The vacancy or vacancies created by the removal of a director may be filled by the stockholders at the meeting held for the purpose of removal or, if not so filled, by the directors in the manner provided in Section 3 of this Article II.

SECTION 6. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by the Board of Directors, designate one or more committees, each committee to consist of one or more directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it.

A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Each committee shall keep regular minutes of its meetings and make such reports as the Board of Directors may from time to time request.

SECTION 7. MEETINGS OF THE BOARD OF DIRECTORS. Regular meetings of the Board of Directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the Board may by vote from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders, or any special meeting of the stockholders at which a Board of Directors is elected.

Special meetings of the Board of Directors may be held at any place either within or without the State of Delaware at any time when called by the Chairman of the Board, if any, the President, the Secretary or two or more directors. Reasonable notice of the time and place of a special meeting shall be given to each director unless such notice is waived by attendance or by waiver in writing or by electronic transmission. Notice may be given by, or by a person designated by, the Secretary, the person or persons calling the meeting, or the Board of Directors. No notice of any adjourned meeting of the Board of Directors shall be required. In any case it shall be deemed sufficient notice to a director to send notice by mail addressed to such director at his or her usual or last known business or home address at least seventy-two hours, or by e-mail or facsimile transmission at least twenty-four hours, before the meeting.

Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to a deficient notice of such meeting.

Directors or members of any committee may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

SECTION 8. QUORUM AND VOTING. A majority of the total number of directors shall constitute a quorum, except that when a vacancy or vacancies exist in the Board, a majority of the directors then in office (but not less than one-third of the total number of the directors) shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except where a different vote is required by law, by the Certificate of Incorporation or by these by-laws.

SECTION 9. COMPENSATION. The Board of Directors may fix fees for their services and for their membership on or chairmanship of committees, and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting and without notice if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings and electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or of such committee.

ARTICLE III

OFFICERS

SECTION 1. TITLES. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, who may include without limitation a Chairman of the Board, a Vice-Chairman of the Board and one or more Vice-Presidents, Assistant Treasurers or Assistant Secretaries.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders. Each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote electing such officer, or until his or her earlier death, resignation or removal.

SECTION 3. QUALIFICATION. Unless otherwise provided by resolution of the Board of Directors, no officer, other than the Chairman or Vice-Chairman of the Board, need be a director. No officer need be a stockholder. Any number of offices may be held by the same person, as the directors shall determine.

SECTION 4. REMOVAL. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

SECTION 5. RESIGNATION. Any officer may resign by delivering resignation to the corporation at its principal office or to the Chairman of the Board, if any, the President or the Secretary. Such resignation shall be effective upon receipt or at such later time as may be specified therein.

SECTION 6. VACANCIES. The Board of Directors may at any time fill any vacancy occurring in any office for the unexpired portion of the term and may leave unfilled for such period as it may determine any office other than those of President, Treasurer and Secretary.

SECTION 7. POWERS AND DUTIES. The officers of the corporation shall have such powers and perform such duties as are specified herein and as may be conferred upon or assigned to them by the Board of Directors and shall have such additional powers and duties as are incident to their office except to the extent that resolutions of the Board of Directors are inconsistent therewith.

SECTION 8. PRESIDENT AND VICE PRESIDENTS. Except to the extent that such duties are assigned by the Board of Directors to the Chairman of the Board, or in the absence of the Chairman or in the event of his or her inability or refusal to act, the President shall be the chief executive officer of the corporation and shall have general and active management of the business of the corporation and general supervision of its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall preside at each meeting of the stockholders and the Board of Directors unless a Chairman or Vice-Chairman of the Board is elected by the Board and is assigned the duty of presiding at such meeting.

The Board of Directors may assign to any Vice-President the title of Executive Vice-President, Senior Vice-President or any other title selected by the Board of Directors. In the absence of the President or in the event of his or her inability or refusal to act, the duties of the President shall be performed by the Executive Vice-President, if any, Senior Vice President, if any, or Vice President, if any, in that order (and, in the event there be more than one person in any such office, in the order of their seniority), and when so acting, such officer shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 9. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall have custody of the corporate seal, which the Secretary or any Assistant Secretary shall have authority to affix to any instrument requiring it and attest by any of their signatures. The Board of Directors may give general authority to any other officer to affix and attest the seal of the corporation.

Any Assistant Secretary may, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.

SECTION 10. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by or pursuant to resolution of the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chairman of the Board, if any, or the President, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the President and the Board of Directors, at its regular meetings or whenever they may require it, an account of all transactions and of the financial condition of the corporation.

Any Assistant Treasurer may, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

SECTION 11. BONDED OFFICERS. The Board of Directors may require any officer to give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including without limitation a bond for the faithful performance of the duties of such officer and for the restoration to the corporation of all property in his or her possession or control belonging to the corporation.

SECTION 12. SALARIES. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or any committee thereof appointed for the purpose.

ARTICLE IV

STOCK

SECTION 1. CERTIFICATES OF STOCK. Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Stock certificates shall be signed by the Chairman or Vice-Chairman of the Board of Directors or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certifying the number of shares owned by the stockholder in the corporation. Any or all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue

Each certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the by-laws, applicable securities laws, or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

SECTION 2. TRANSFERS OF SHARES OF STOCK. Subject to the restrictions, if any, stated or noted on the stock certificates, or, in the case of uncertificated shares, contained in the notice or notices sent pursuant to applicable law, shares of stock may be transferred on the books of the corporation, if such shares are certificated, by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, or upon proper instruction from the holder of uncertificated shares, in each case, with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to that stock, regardless of any transfer, pledge or other disposition of that stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these by-laws.

SECTION 3. LOST CERTIFICATES. A new stock certificate or uncertificated shares may be issued in the place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen, destroyed or mutilated, upon such terms in conformity with law as the Board of Directors shall prescribe. The directors may, in their discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or the owner’s legal representatives, to give the corporation a bond, in such sum as they may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of any such new certificate or uncertificated shares.

SECTION 4. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form, which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.

SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall indemnify, to the extent permitted by applicable law, any person made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or serves or served at the request of the corporation as a director or officer of any other enterprise or in a comparable role at such enterprise. Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by any such person in connection with any such action, suit or proceeding shall be paid or reimbursed by the corporation promptly upon receipt by it of an undertaking of such person to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. The rights provided to any person by this by-law shall be enforceable against the corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer, and by such person’s heirs and legal representations. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term “corporation” shall include any predecessor of the corporation and any constituent corporation (including any constituent of a constituent) absorbed by the corporation in a consolidation or merger; the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; service “at the request of the corporation” shall include service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the corporation.

ARTICLE VI

GENERAL PROVISIONS

SECTION 1. FISCAL YEAR. Except as otherwise designated from time to time by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January and end on the last day of December.

SECTION 2. CORPORATE SEAL. The corporate seal shall be in such form as shall be approved by the Board of Directors. The Secretary shall be the custodian of the seal, and a duplicate seal may be kept and used by each Assistant Secretary and by any other officer the Board of Directors may authorize.

SECTION 3. CERTIFICATE OF INCORPORATION. All references in these by-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as in effect from time to time.

SECTION 4. EXECUTION OF INSTRUMENTS. The President, the Treasurer and the Secretary shall have power to execute and deliver on behalf and in the name of the corporation any instrument requiring the signature of an officer of the corporation, including deeds, contracts, mortgages, bonds, notes, debentures, checks, drafts and other orders for the payment of money. In addition, the Board of Directors, the President, the Treasurer and the Secretary may expressly delegate such powers to any other officer or agent of the corporation.

SECTION 5. VOTING OF SECURITIES. The President, the Treasurer and the Secretary, and each other person authorized by the Board of Directors, each acting singly, may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or owners of other interests of any other corporation or organization the securities of which may be held by this corporation. In addition, the Board of Directors, the President and the Treasurer may expressly delegate such powers to any other officer or agent of the corporation.

SECTION 6. EVIDENCE OF AUTHORITY. A certificate by the Secretary, an Assistant Secretary or a temporary secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of that action.

SECTION 7. TRANSACTIONS WITH INTERESTED PARTIES. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors that authorizes the contract or transaction or solely because the vote of any such director is counted for such purpose, if:

(1) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

SECTION 8. BOOKS AND RECORDS. The books and records of the corporation shall be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE VII

AMENDMENTS

SECTION 1. BY THE BOARD OF DIRECTORS. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

SECTION 2. BY THE STOCKHOLDERS. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of votes properly cast at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.